Exhibit 21

                                  SUBSIDIARIES

Company                                                           Jurisdiction

Voium Technologies, Ltd.                                          Cayman Islands
VCG Technologies, Inc.                                            Florida
Cable and Voice Corporation                                       Florida
CVC International, Inc.                                           Florida
Phone House, Inc.                                                 Florida
Dial-Tone Communications, Inc.                                    Florida
StarCom Alliance, Inc.                                            Florida
Vastland Holding Beijing Co., Ltd.                                China
Candidsoft Technologies Co. Ltd. of Beijing                       China
EastWest Global Communications, Inc.                              Florida
StreamJet.Net, Inc.                                               Texas
CVC Communications Corp.                                          Texas
Sino-Connection Corp.                                             Texas
Voium USA Inc.                                                    Texas